As filed with the Securities and Exchange Commission on September 14, 2006
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

LPATH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	16-1630142
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

6335 Ferris Square, Suite A
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

(858) 678-0800
(Issuer’s telephone number)

Lpath, Inc. 2005 Stock Option/Stock Issuance Plan

Scott R. Pancoast
Chief Executive Officer
6335 Ferris Square, Suite A,
San Diego, California 92121
(Name and address of agent for service)

(858) 678-0800
(Telephone number, including area code, of agent for service)

COPIES TO:

Wesley J. Paul, Esq.
Eilenberg Krause & Paul LLP
11 East 44th Street
New York, New York 10017
(212) 986-9700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock $.001 par value	4,424,300 shares (2)	$0.52	(3)	$2,317,876	$248.13
Class A Common Stock $.001 par value	915,700 shares (4)	$0.95	(5)	$869,915	$93.08
Total	5,340,000 shares			$3,187,788	$341.21

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Lpath, Inc. 2005 Incentive Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Class A Common Stock of Lpath, Inc.

(2)	Represents shares underlying options previously granted under the registrant’s 2005 Stock Option/Stock Issuance Plan.

(3)

Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(h) representing the weighted average exercise price of options previously granted under the registrant’s 2005 Stock Option/Stock Issuance Plan.

(4)	Represents shares underlying options to be granted under the registrant’s 2005 Stock Option/Stock Issuance Plan.

(5)

Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) based on the average of the bid and asked prices of our common stock on the over-the-counter market on September 12, 2006

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Lpath, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (“SEC”):

1. The Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the SEC on March 16, 2006;

2. The Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006 and June 30, 2006, filed with the SEC on May 12, 2006 and August 11, 2006, respectively;

3. The Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on January 9, 2006 and the Current Reports on Form 8-K filed on February 6, 2006, March 8, 2006, March 29, 2006, July 3, 2006, July 31, 2006 and August 22, 2006; and

4. The description of the Class A Common Stock set forth in the Amendment No. 1 to the Registration Statement on Form 10-SB filed by the Registrant on July 17, 2003.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934  (the “1934 Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

        Not applicable.

Item 5.        Interests of Named Experts and Counsel.

        Not applicable.

Item 6.        Indemnification of Officers and Directors.

Our Bylaws provide for indemnification of its directors, officers and employees as follows:

Every director, officer, or employee shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests.

Our Bylaws further state that we shall provide to any person who is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article.

Our Articles of Incorporation state that any of our directors or officers shall not be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by our stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Article VII of the Articles of Incorporation states:

“Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchased or maintain insurance on behalf of any person who is or was a director or officer.”

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO ANY OF OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SUCH ACT AND IS THEREFORE UNENFORCEABLE.

We also maintain officers’ and directors’ liability insurance providing coverage to our officers and directors for certain acts and omissions.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.        Exemption from Registration Claimed.

        Not applicable.

Item 8.        Exhibits.

Exhibit No	Description of Exhibit
4.1	Lpath, Inc. 2005 Stock Option/Stock Issuance Plan*
5.1	Opinion of Eilenberg Krause & Paul LLP
23.1	Consent of Levitz, Zacks & Ciceric
24.1	Powers of Attorney (included on the signature page of this Registration Statement).

Except as otherwise noted below, all of the exhibits are filed herewith.

*Previously filed as Appendix C to the proxy statement on Amendment No. 1 to Schedule 14A filed on May 22, 2006 and incorporated herein by reference.

Item 9.        Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

         (ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 14, 2006.

LPATH, INC.

By:	/s/ Scott R. Pancoast
Scott R. Pancoast
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott R. Pancoast and Gary Atkinson, and each of them, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or his substitute or substitutes, or any of them, may  lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Scott R. Pancoast	President, Chief Executive Officer, Secretary	September 14, 2006
Scott R. Pancoast	and Director (Principal Executive Officer)
/s/ Gary J. G. Atkinson	Vice President and Chief Financial Officer	September 14, 2006
Gary J. G. Atkinson	(Principal Financial and Accounting Officer)

/s/ Charles A. Mathews	Director	September 14, 2006
Charles A. Mathews
/s/ Donald R. Swortwood	Director	September 14, 2006
Donald R. Swortwood
/s/ Geoffrey C. Swortwood	Director	September 14, 2006
Geoffrey C. Swortwood
/s/ David A. Purcell	Director	September 14, 2006
David A. Purcell